Exhibit 10.3

WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND

TRANCHE B SENIOR SECURED CONVERTIBLE NOTE

This WAIVER AND CONSENT TO SECURITIES PURCHASE AGREEMENT AND TRANCHE B SENIOR SECURED CONVERTIBLE NOTE (this “Waiver and Consent”) is entered into as of November 21, 2024 by the undersigned (the “undersigned Holder”) and Scilex Holding Company, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company, the Buyers and Acquiom Agency Services LLC, as collateral agent, are parties to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 7, 2024;

WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold to the Buyers a tranche B of senior secured convertible notes of the Company in the aggregate principal amount of $50,000,000 (the “Notes”);

WHEREAS, pursuant to Section 4(f) of the Purchase Agreement, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the 1934 Act;

WHEREAS, the quarterly report on Form 10-Q for the Company’s fiscal quarter ended September 30, 2024 (the “Quarterly Report”) was initially due on November 14, 2024 (as such date was extended pursuant to Rule 12b-25 under the 1934 Act until November 19, 2024) (the “Reporting Obligation”) and was not filed with the SEC on such date (the “Reporting Obligation Failure”) and as a result of such Reporting Obligation Failure that remains uncured for a period of five consecutive Trading Days, an Event of Default (the “Reporting Obligation Event of Default”) is expected to occur on November 26, 2024 pursuant to Section 4(a)(xii) of the Notes;

WHEREAS, pursuant to Section 4(b) of the Notes, the Company is required within three days to deliver written notice of the Reporting Obligation Event of Default to the holders of the Notes (the “Reporting Obligation Event of Default Notice”);

WHEREAS, pursuant to Section 9(e) of the Purchase Agreement, certain provisions of the Purchase Agreement may be waived with the consent of the Required Holders, being the holders of Notes and/or Warrants representing at least 80% of the Underlying Securities as of such time, and the undersigned Holder desires to agree to the waiver of the Reporting Obligation Event of Default and the consent to an extension of the Reporting Obligation;

WHEREAS, pursuant to Section 20 of the Notes, certain provisions of the Notes may be amended, modified or waived with the prior written consent of the Required Holders, being the holders of Notes representing at least 80% of the aggregate principal amount of the Notes then outstanding, and the undersigned Holder desires to agree to the waiver of the Reporting Obligation Event of Default and the waiver of the requirement to deliver a Reporting Obligation Event of Default Notice;

WHEREAS, the Company, Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser, and Acquiom Agency Services LLC, as agent, are parties to that certain Securities Purchase Agreement, dated as of September 21, 2023 (as further amended, restated, amended and restated, or supplemented from time to time prior to the date hereof, the “SPA”) and pursuant to the SPA, the Company issued to Oramed a senior secured promissory note, dated as of September 21, 2023 (in the aggregate principal amount of $101,875,000) (as amended, modified or supplemented from time to time prior to the date hereof, the “Tranche A Note”);

WHEREAS, the Company’s failure to deliver the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 by November 21, 2024 as required under Section 6 of the Tranche A Note would constitute an event of default under the Tranche A Note and pursuant to Section 4(a)(vi) of the Notes, the occurrence of any default under Indebtedness of the Company of at least an aggregate of $5.0 million constitutes an Event of Default (the “Cross-Default”) under the Notes, and the Company is required within three days to deliver written notice thereof to the holders of the Notes (the “Cross-Default Notice”);

WHEREAS, the undersigned Holder desires to agree to the waiver of the Cross-Default and the requirement to deliver a Cross-Default Notice; and

WHEREAS, each Holder and the Company have duly authorized the execution and delivery of this Waiver and Consent and have done all things necessary to make this Waiver and Consent a valid and binding agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Purchase Agreement or in the preambles or recitals thereto or the Notes, as applicable. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Waiver and Consent refer to this Waiver and Consent as a whole and not to any particular section hereof.

ARTICLE II.

WAIVER AND AMENDMENT

SECTION 2.1. Waiver and Consent.

(a) Subject to the terms and conditions of Section 2.1(b) below, the Company and the undersigned Holder hereby waives (i) the Reporting Obligation Event of Default

(including, for the avoidance of doubt, any Equity Condition Failure, any right of alternate conversion pursuant to Section 3(e) of the Notes and any redemption right by the holders of the Notes pursuant to Section 4(b) of the Notes, in each case relating to such Reporting Obligation Event of Default), (ii) the requirement to deliver a Reporting Obligation Event of Default Notice (including, for the avoidance of doubt, the requirement to deliver a Triggering Event Notice pursuant to Section 3(e) of the Notes) and (iii) the Cross-Default and the requirement to deliver a Cross-Default Notice (collectively, the “Waiver”).

(b) So long as the Required Holders pursuant to the Purchase Agreement and Notes, as applicable, have consented to the Waiver, the Waiver shall be (i) binding on all Buyers and holders of Securities pursuant to Section 9(e) of the Purchase Agreement and on all existing and future holders of any Notes pursuant to Section 20 of the Notes, as applicable, and (ii) effective from November 14, 2024 until January 20, 2025; provided, that after January 20, 2025, if the Reporting Obligation to file the Company’s Quarterly Report with the SEC pursuant to Section 4(f) of the Purchase Agreement has not been satisfied, the Company understands and agrees that such failure to deliver the Quarterly Report shall constitute an immediate Event of Default under Section 4(a)(xii) of the Notes and Section 4(a)(vi) of the Notes.

(c) The foregoing Waiver (i) is a one-time waiver and consent, (ii) is expressly limited to the transactions described above in Section 2.1(a), (iii) shall not be deemed or otherwise construed to constitute a waiver or consent to any other transaction, whether or not similar to the transactions described above in Section 2.1(a) and (iv) shall not operate as a waiver of or consent to any right, power or remedy of the Collateral Agent or any Holder under the Note, any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a consent, waiver, release or modification of the Company’s or any Subsidiary’s obligations to comply with all terms and conditions of the Note and other Transaction Documents, except as expressly set forth herein. The undersigned Holder has granted the limited waiver and consent set forth in Section 2.1(a) in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver and consent shall not constitute a course of dealing or impair any Holder’s right to withhold any similar waiver or consent in the future.

SECTION 2.2. Terms. The agreements set forth in this Waiver and Consent are strictly limited to the matters set out herein and shall not be construed to be the granting of, or a right to, any waivers, amendments or any other agreements in respect of any other provision.

ARTICLE III.

MISCELLANEOUS

SECTION 3.1. Representation. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the undersigned Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries.

SECTION 3.2. Fees. The Company shall reimburse the undersigned Holder for all reasonable costs and expenses incurred by it or its affiliates in connection with the documentation, negotiation and closing of this Waiver and Consent.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the undersigned Holder and the Company, any legal or equitable right, remedy or claim under or in respect of this Waiver and Consent or the Purchase Agreement or the Notes or any provision herein or therein contained.

SECTION 3.4. Governing Law; Jurisdiction. This Waiver and Consent shall be governed by, and construed in accordance with, the laws of the State of New York. The provisions of Section 9(a) of the Purchase Agreement in respect of submission to jurisdiction shall apply to this Waiver and Consent. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR THE ROYALTY PSA OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER AND CONSENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.5. Ratification of Purchase Agreement and Notes; Binding Effect. Except as expressly waived and amended hereby, the Purchase Agreement and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 3.6. Headings. The headings of the Articles and the sections in this Waiver and Consent are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.7. Successors. All covenants and agreements in this Waiver and Consent by the undersigned Holder and the Company shall bind their respective successors and assigns, whether so expressed or not.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Waiver and Consent to be duly executed as of the date first written above.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Josh Hexter
Name:	Josh Hexter
Title:	Chief Business and Operating Officer

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Waiver and Consent to Tranche B Convertible Notes and Purchase Agreement]